UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2006

Claire's Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-08899	59-0940416
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3 S.W. 129th Avenue, Pembroke Pines, Florida		33027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-433-3900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2006, the Compensation Committee of Claire’s Stores, Inc. (the "Company") finalized and presented to the Company’s full Board of Directors the compensation packages for the fiscal year ending February 3, 2007 ("FY 2007") for each of Marla Schaefer, Co-Chairman and Co-CEO, Bonnie Schaefer, Co-Chairman and Co-CEO, and Ira Kaplan, Senior Vice President and CFO (collectively the "Executive Officers").

The compensation packages include the grants of performance units (collectively, the "Performance Units") as follows: 75,000 Performance Units for Marla Schaefer, 75,000 Performance Units for Bonnie Schaefer, and 30,000 Performance Units for Ira Kaplan. The issuance of the Performance Units to the Executive Officers is subject to the achievement of performance goals for FY 2007 (the "Performance Unit Goals"), which are based on percentage increases in earnings before interest, taxes, depreciation and amortization ("EBITDA") and same store sales over the prior fiscal year. At "threshold" level for both Performance Unit Goals, 50% of the Performance Units will be earned; at "plan" level for both Performance Unit Goals, 100% of the Performance Units will be earned; and at "maximum" level for both Performance Unit Goals, 200% of the Performance Units will be earned. If "threshold" levels are not achieved for both Performance Unit Goals, the Executive Officers will not be entitled to receive any Performance Units. The Performance Units are further subject to a vesting schedule of 25%, 25% and 50% over a three-year period. The Performance Units for FY 2007 grants will be paid in cash, based on the closing price of the Company’s common stock on the last trading day of each of the Company’s fiscal years within the three-year vesting period.

The compensation packages also include the payment of cash bonuses (collectively, the "Cash Bonuses"). The payment of the Cash Bonuses are subject to the achievement of performance goals for FY 2007 (the "Cash Performance Goals"). The Cash Performance Goals for FY 2007 for Marla Schaefer and Bonnie Schaefer provide for payment of cash bonuses ranging from 45% to 225% of their base salary based on increases in EBITDA over the prior fiscal year, and achievement of certain other financial goals relating to gross margins, inventory turnover, markdowns, and selling, general and administrative expenses as a percentage of sales (collectively, the "Other Financial Goals"). The Cash Performance Goals for FY 2007 for Ira Kaplan provide for payment of a cash bonus ranging from 25% to 150% of his base salary based on increases in EBITDA over the prior fiscal year, and achievement of the Other Financial Goals. If "minimum" levels of the Cash Performance Goals are not achieved in any categories of the Cash Performance Goals, the Executive Officers will not be entitled to receive payment of any Cash Bonuses.

The Performance Unit Goals and the Cash Performance Goals are subject to certain adjustments by the Compensation Committee, pursuant to the terms set forth in the Company’s Amended and Restated 2005 Incentive Compensation Plan approved by the Company’s shareholders in June 2005.

The Compensation Committee also set annual FY 2007 salaries of $900,000 for each of the Co-CEOs and $500,000 for the CFO.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Claire's Stores, Inc.

May 3, 2006	By:	/s/ Ira D. Kaplan

Name: Ira D. Kaplan
Title: Chief Financial Officer